UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2012 (September 28, 2012)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-180274	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 28, 2012, American Realty Capital Trust IV, Inc. (the “Company”) closed its first acquisition – a fee-simple interest in a build-to-suit Dollar General store located in Buchanan Dam, Texas. The Company acquired the property through an indirectly wholly owned subsidiary of its operating partnership. The Company acquired the property from Ladder Capital Finance LLC. The seller has no material relationship with the Company and the acquisition is not an affiliated transaction.

The Company funded 100% of the acquisition of the property with cash from its ongoing initial public offering.

The property contains 9,026 rentable square feet and is 100% leased to a subsidiary of Dollar General Corporation (NYSE: “DG”), which guarantees the lease and carries an investment grade credit rating, as determined by major credit rating agencies. The lease has a 15-year term with its full lease term remaining.  The lease contains a three percent annual rental escalation in year 11.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized straight line rental income for the initial lease term is $0.1 million.

Item 8.01. Other Events.

As announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2012, the Company’s board of directors authorized, and the Company declared, a distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00452054795 per day. The distributions will begin to accrue 15 days following the Company’s initial property acquisition, which occurred on September 28, 2012. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

A copy of the press release announcing the Company’s first acquisition and the accrual of the Company’s annual dividend is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of Dollar General Corporation as described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

	For the 26 Weeks Ended August 3, 2012 (Unaudited)	February 3, 2012 (Audited)	Fiscal Year Ended
(Amounts in Thousands)			January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$7,849,860	$14,807,188	$13,035,000	$11,796,380
Operating profit	771,538	1,490,804	1,274,065	953,258
Net income	427,555	766,685	627,857	339,442

(Amounts in Thousands)	August 3, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,103,474	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	2,887,251	2,617,891	3,287,070	3,399,715
Total liabilities	5,293,064	5,020,025	5,491,743	5,473,221
Total shareholders’ equity	4,810,410	4,668,495	4,054,479	3,390,298

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 1, 2012

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: October 1, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors